Exhibit 4.405

Ministry of Communications and Informatization of the Republic of Belarus

(name of the issuing authority)

SPECIAL PERMIT

(LICENSE)

No. 02140 / 926

for the right to perform activities in the field of communications

Issued to Joint Limited Liability Company Mobile TeleSystems (Mobile TeleSystems JLLC).

95, Nezavisimosti prospekt, Minsk, 220043.

Payer’s Identification Number 800013732.

The Special Permit (License) is issued based on Decision dated April 30, 2004 No. 31 for eight years and is registered in the Register of Special Permits (Licenses) of the Ministry of Communications and Informatization of the Republic of Belarus under No. 926.

Validity of the Special Permit (License) is extended based on Decision dated February 13, 2012 No. 6/4 for ten years.

The Special Permit (License) is valid until April 30, 2022.

Minister	/signature/	N.P. Panteley

Seal:

Ministry of Communications and Informatization of the Republic of Belarus

0011542

The Special Permit (License) is amended and (or) supplemented based on the Decision dated February 28, 2011 No.9/2, dated February 13, 2012 No.6/4.

Minister	/signature/	N.P. Panteley

Seal:

Ministry of Communications and Informatization of the Republic of Belarus

The Special Permit (License) is attached by two pages.

(No. 0017205, 0017206)

Minister	/signature/	N.P. Panteley

Seal:

Ministry of Communications and Informatization of the Republic of Belarus

I received the Special Permit (License),

I read and understood laws prescribing

licensing requirements and licensed

activity standards

February 23, 2012

Director General	/signature/	V.S. Karpovich
(manager of a legal entity, foreign organization,	(signature)	(initials, last name)
its representative office, individual, including
self-employed individual or their
authorized representative)

Seal:

Republic of Belarus

Minsk

JOINT LIMITED LIABILITY COMPANY

MOBILE TELESYSTEMS

Note. The Special Permit (License) is a controlled-issue form and therefore is subject to return upon expiration.

0017205

PAGE 2	0011542

of the Special Permit (License) No. 02140/926

1.                            Information on public telecommunication services included in the licensed type of activity for the provision of which a license was issued:

Provision of international dialing;

Provision of intercity dialing;

Provision of local dialing;

Provision of telecommunication channels for use;

Services on data transfer, IP-telephony, IP-television services;

Television broadcasting;

Mobile telecommunication (except for cellular mobile communication) services;

Cellular mobile communication services.

2.                            Special licensing requirements and conditions:

2.1.                  Fulfillment by the licensee-winner of the tender for obtaining a license, of obligations provided for in the tender proposals submitted by such licensee;

2.2.                  Implementation of decisions of the authorized body on allocation of radio frequency bands, radio channel or radio frequencies;

2.3.                  Provision of public telecommunication services with use of electronic means of communication:

•             the licensee has the right to provide cellular mobile communication services with use of electronic means of communication of GSM standard and UMTS technology;

•             the licensee has the right to provide television broadcasting services (mobile television) with use of the licensee’s cellular mobile telecommunication network;

2.4.                  Performance of licensed activity in the territory specified in the License:

•             the licensee has the right to provide services on international, intercity, local dialing, data transfer, IP-television, IP-telephony, television broadcasting, cellular mobile communication within the entire territory of the Republic of Belarus, services on provision for use of communication channels within the licensee’s telecommunication network territory which is a part of public telecommunication network.

Minister	/signature/	N.P. Panteley

Seal:

Ministry of Communications and Informatization of the Republic of Belarus

I received the Special Permit (License),

I read and understood laws prescribing

licensing requirements and licensed activity standards

February 23, 2012

Director General	/signature/	V.S. Karpovich
(manager of a legal entity, foreign organization,	(signature)	(initials, last name)
its representative office, individual, including
self-employed individual or their
authorized representative)

Seal:

Republic of Belarus

Minsk

JOINT LIMITED LIABILITY COMPANY

MOBILE TELESYSTEMS

0017206

PAGE 3	0011542

of the Special Permit (License) No. 02140/926

3.                                              Data on branches of Mobile TeleSystems JLLC within which the licensee provides public telecommunication services:

Provision of international dialing;

Provision of intercity dialing;

Provision of local dialing;

Provision of telecommunication channels for use;

Services on data transfer, IP-telephony, IP-television services;

Television broadcasting;

Mobile telecommunication (except for cellular mobile communication) services;

Cellular mobile communication services.

3.1.                                    Vitebsk Branch of Mobile TeleSystems JLLC.

Location: 8, building 2, Stroiteley prospekt, Vitebsk.

3.2.                                    Brest Branch of Mobile TeleSystems JLLC.

Location: 46, Masherova prospekt, Brest.

3.3.                                    Gomel Branch of Mobile TeleSystems JLLC.

Location: 26, Krestyanskaya street, Gomel.

3.4.                                    Grodno Branch of Mobile TeleSystems JLLC.

Location: 3, Krasnoarmeiskaya street, Grodno.

3.5.                                    Mogilev Branch of Mobile TeleSystems JLLC.

Location: 21/2, Mironova street, Mogilev.

Minister	/signature/	N.P. Panteley

Seal:

Ministry of Communications and Informatization of the Republic of Belarus

I received the Special Permit (License),

I read and understood laws prescribing

licensing requirements and licensed

activity standards

February 23, 2012

Director General	/signature/	V.S. Karpovich
(manager of a legal entity, foreign organization,	(signature)	(initials, last name)
its representative office, individual, including
self-employed individual or their
authorized representative)

Seal:

Republic of Belarus

Minsk

JOINT LIMITED LIABILITY COMPANY

MOBILE TELESYSTEMS